Exhibit 99.2

QTS REALTY TRUST, INC.

Supplemental Information for the Quarter Ended September 30, 2016

QTS®

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October 25, 2016

Table of Contents

Overview
Company Profile	3

Financial Statements
Combined Consolidated Balance Sheets	4
Combined Consolidated Statements of Operations and Comprehensive Income (Loss)	5
Summary of Financial Data	6
Reconciliations of Return on Invested Capital (ROIC)	8
Implied Enterprise Value and Weighted Average Shares	9

Operating Portfolio
Data Center Properties	10
Redevelopment Costs Summary	11
Redevelopment Summary	12
NOI by Facility and Capital Expenditure Summary	13
Leasing Statistics – Signed Leases	14
Leasing Statistics – Renewed Leases and Rental Churn	16
Leasing Statistics – Commenced Leases	17
Lease Expirations	18
Largest Customers	19
Industry Segmentation	20
Product Diversification	21

Capital Structure
Debt Summary and Debt Maturities	22
Interest Summary	23

Appendix	24

1 QTS Q3 Earnings 2016	Contact: IR@qtsdatacenters.com

Forward Looking Statements

Some of the statements contained in this document constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In particular, statements pertaining to the Company’s capital resources, portfolio performance and results of operations contain forward-looking statements. Likewise, all of the statements regarding anticipated growth in funds from operations and anticipated market conditions are forward-looking statements. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this document reflect the Company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed in any forward-looking statement. The Company does not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: adverse economic or real estate developments in the Company’s markets or the technology industry; global, national and local economic conditions; risks related to our international operations; difficulties in identifying properties to acquire and completing acquisitions; the Company’s failure to successfully develop, redevelop and operate acquired properties or lines of business, including data centers acquired in the Company’s acquisition of Carpathia Hosting, Inc.; significant increases in construction and development costs; the increasingly competitive environment in which the Company operates; defaults on, or termination or non-renewal of, leases by customers; increased interest rates and operating costs, including increased energy costs; financing risks, including the Company’s failure to obtain necessary outside financing; decreased rental rates or increased vacancy rates; dependence on third parties to provide Internet, telecommunications and network connectivity to the Company’s data centers; the Company’s failure to qualify and maintain its qualification as a real estate investment trust; environmental uncertainties and risks related to natural disasters; financial market fluctuations; and changes in real estate and zoning laws, revaluations for tax purposes and increases in real property tax rates.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and other periodic reports the Company files with the Securities and Exchange Commission.

2 QTS Q3 Earnings 2016	Contact: IR@qtsdatacenters.com

Company Profile

MORE THAN DATA SOLUTIONS. DATA SOLVED.

QTS®

World class data center infrastructure + Hybrid managed cloud solutions

SANTA CLARA
SACRAMENTO
SAN JOSE
PHOENIX
OVERLAND PARK
CHICAGO
DALLAS-FORT WORTH
ATLANTA
SUWANEE
MIAMI
TORONTO
SECAUCUS
JERSEY CITY
PISCATAWAY
PRINCETON
ASHBURN
DULLES
HARRISONBURG
RICHMOND
North America
AMSTERDAM
LONDON
Europe
HONG KONG
China
Global Footprint
OWNED MEGA DATA CENTERS
OWNED
LEASED

INTEGRATED CONTROL FRAMEWORK WITH

1000+

COMPLIANCE REQUIREMENTS

THE QTS DIFFERENCE

- INTEGRATED PRODUCT & SERVICE PLATFORM
- STATE-OF-THE-ART MEGA DATA CENTERS
- INDUSTRY-LEADING SECURITY & COMPLIANCE
- INTERNATIONAL LOCATIONS & CONNECTIVITY
- PREMIUM CUSTOMER EXPERIENCE

1000+

CUSTOMERS FROM DIVERSE INDUSTRIES

APPROXIMATELY **60%** Annualized rent from customers that use more than one QTS product

INTEGRATED PLATFORM & SERVICE PLATFORM PROVIDES FLEXIBILITY AND SCALABILITY

- CUSTOM DATA CENTER
- CRITICAL FACILITIES MANAGEMENT
- COLOCATION
- CLOUD SERVICES
- MANAGED SERVICES
- CONNECTIVITY

POWER

OVER **500** MEGAWATTS of GROSS UTILITY POWER

BEST PRACTICES IN PURSUIT OF LEED CERTIFICATION

SPACE

5.3M GROSS SQUARE FEET

2.3M SQ FT OF RAISED FLOOR BOD NRSF

INTERCONNECTIVITY

6 CORE NETWORK PRODUCTS

OVER 10,000 CROSS CONNECTS

EASY ACCESS TO **OVER 500** SERVICE PROVIDERS

POWERED BY PEOPLE

Your 24x7x365 Power Supply

750+

QTS EXPERTS

On call and on the job nationwide.

100% UPTIME

OUR TIMELINE

- **2003** Company purchases **first data center** in Overland Park, KS
- **2005** Formally established **with acquisition of Mega Data Center Atlanta-Suwanee**
- **2006-2008** Acquired four facilities: **Atlanta-Metro, Jersey City, Santa Clara and Miami**
- **2009** General Atlantic, LLC invests in QTS; **REIT-compliant operations begin**
- **2010** Richmond facility acquired; **QTS Cloud product** introduced commercially
- **2010-2012** Executed on growth strategy by **leveraging platform and continued redevelopment** of existing facilities
- **2012-2013** Acquisition of **Sacramento and Dallas** facilities
- **2013** **Release IPO filing** General Atlantic, LLC increases investment at IPO
- **2014** **Expands mega data center footprint** and establishes strategic partnership with Atos via Princeton acquistion
- **2014** QTS enters top Tier 1 market with **Chicago acquisiton**
- **2015** QTS enhances Integrated Product & Service Platform with Carpathia acquisition
- **2016** Acquisition of **third NY/NJ** data center in Piscataway, NJ

Data provided as of September 30, 2016.

3 QTS Q3 Earnings 2016	Contact: IR@qtsdatacenters.com

Combined Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2016	2015
	(unaudited)
ASSETS
Real Estate Assets
Land	$73,968	$57,112
Buildings, improvements and equipment	1,449,376	1,180,386
Less: Accumulated depreciation	(295,879)	(239,936)
	1,227,465	997,562

Construction in progress	320,650	345,655
Real Estate Assets, net	1,548,115	1,343,217
Cash and cash equivalents	11,769	8,804
Rents and other receivables, net	34,192	28,233
Acquired intangibles, net (1) (2)	135,306	115,702
Deferred costs, net (3) (4)	35,714	30,042
Prepaid expenses	9,835	6,502
Goodwill (1)	173,843	181,738
Other assets, net (5)	37,813	33,101
TOTAL ASSETS	$1,986,587	$1,747,339

LIABILITIES
Unsecured credit facility, net (4)	$529,395	$520,956
Senior notes, net of discount and debt issuance costs (4)	291,842	290,852
Capital lease and lease financing obligations	41,825	49,761
Accounts payable and accrued liabilities	84,053	95,924
Dividends and distributions payable	19,653	15,378
Advance rents, security deposits and other liabilities	20,655	18,798
Deferred income taxes (1)	16,018	18,813
Deferred income	18,403	16,991
TOTAL LIABILITIES	1,021,844	1,027,473

EQUITY

Common stock, $0.01 par value, 450,133,000 shares authorized, 47,857,646 and 41,225,784 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	479	412
Additional paid-in capital	930,128	670,275
Accumulated dividends in excess of earnings	(85,378)	(52,732)
Total stockholders’ equity	845,229	617,955
Noncontrolling interests	119,514	101,911
TOTAL EQUITY	964,743	719,866
TOTAL LIABILITIES AND EQUITY	$1,986,587	$1,747,339

(1)

During the second quarter of 2016, the purchase price allocation associated with the acquisition of Carpathia Hosting, Inc. (“Carpathia”) was finalized.  The primary adjustments to the purchase price allocation made during the first and second quarters of 2016 consisted of a $14.7 million increase in intangible assets, a $6.0 million increase in deferred tax liability and a reduction in goodwill of $7.9 million.

(2)	The 2016 acquisition of the Piscataway, NJ facility contributed $17.3 million to net acquired intangibles as of September 30, 2016.
(3)

As of September 30, 2016 and December 31, 2015, deferred costs, net included $5.1 million and $6.3 million of deferred financing costs net of amortization, respectively, and $30.6 million and $23.8 million of deferred leasing costs net of amortization, respectively.

(4)

Debt issuance costs, net related to the Senior Notes and term loan portion of the Company’s unsecured credit facility aggregating $8.9 million and $10.2 million at September 30, 2016 and December 31, 2015, respectively, have been netted against the related debt liability line items for both periods presented, as required by recently issued accounting guidance.

(5)

As of September 30, 2016 and December 31, 2015, other assets, net included $29.8 million and $25.9 million of corporate fixed assets, respectively, primarily relating to construction of corporate offices, leasehold improvements and product related assets.

4 QTS Q3 Earnings 2016	Contact: IR@qtsdatacenters.com

Combined Consolidated Statements of Operations and Comprehensive Income

(unaudited and in thousands except share and per share data)

The following financial data for the three and nine months ended September 30, 2016 includes the operating results of the Piscataway, New Jersey facility (the “Piscataway facility”) for the period June 6, 2016 (the date the Company acquired the facility) through September 30, 2016.

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2016	2016	2015	2016	2015
Revenues:
Rental	$77,005	$71,670	$62,744	$217,101	$164,270
Recoveries from customers	8,703	6,168	6,158	20,306	17,404
Cloud and managed services	16,243	17,015	18,573	52,148	32,588
Other (1)	1,514	3,834	1,415	7,365	4,131
Total revenues	103,465	98,687	88,890	296,920	218,393
Operating expenses:
Property operating costs	36,288	32,646	30,925	100,715	72,292
Real estate taxes and insurance	2,566	2,020	1,462	6,326	4,421
Depreciation and amortization	32,699	30,355	24,486	91,693	58,791
General and administrative (2)	19,942	21,608	19,440	61,836	47,893
Transaction and integration costs (3)	3,465	3,833	1,482	9,385	6,256
Total operating expenses	94,960	90,462	77,795	269,955	189,653

Operating income	8,505	8,225	11,095	26,965	28,740

Other income and expense:
Interest income	1	2	1	3	2
Interest expense	(6,179)	(4,874)	(5,418)	(17,034)	(15,559)
Other income/(expense), net (4)	1	-	-	1	(83)
Income before taxes	2,328	3,353	5,678	9,935	13,100
Tax benefit of taxable REIT subsidiaries (5)	4,210	2,454	2,560	9,269	5,695
Net income	6,538	5,807	8,238	19,204	18,795
Net income attributable to noncontrolling interests (6)	(808)	(707)	(1,229)	(2,485)	(3,072)
Net income attributable to QTS Realty Trust, Inc.	$5,730	$5,100	$7,009	$16,719	$15,723

Net income per share attributable to common shares:
Basic	$0.12	$0.11	$0.17	$0.37	$0.43
Diluted	0.12	0.10	0.17	0.36	0.43

Weighted average common shares outstanding:
Basic	47,854,516	47,783,093	40,994,387	45,651,421	36,354,738
Diluted	55,687,665	55,574,545	48,733,417	53,420,326	44,181,583

(1)

Other revenue - Includes straight line rent, sales of scrap metals and other unused materials and various other income items. Straight line rent was $1.5 million, $3.5 million and $1.5 million for the three months ended September 30, 2016, June 30, 2016 and September 30, 2015, respectively.  Straight line rent was $6.9 million and $3.3 million for the nine months ended September 30, 2016 and 2015, respectively.

(2)

General and administrative expenses - Includes personnel costs, sales and marketing costs, professional fees, travel costs, product investment costs and other corporate general and administrative expenses. General and administrative expenses were 19.3%, 21.9%, and 21.9% of total revenues for the three month periods ended September 30, 2016, June 30, 2016 and September 30, 2015, respectively. General and administrative expenses were 20.8% and 21.9% of total revenues for the nine month periods ended September 30, 2016 and 2015, respectively.

(3)

Transaction and integration costs - For the three month periods ended September 30, 2016 and September 30, 2015, the Company recognized $0.1 million and $0.1 million, respectively, related to the examination of actual and potential acquisitions. Transaction costs were $0.1 million and $4.5 million for the nine months ended September 30, 2016 and 2015, respectively. The Company also recognized $3.4 million, $3.0 million and $1.4 million in integration costs for the three month periods ended September 30, 2016, June 30, 2016 and September 30, 2015. These costs include various costs to integrate QTS and Carpathia, including consulting fees, costs to consolidate office space and costs which are currently duplicated, but will be eliminated in the near future.  Integration costs were $8.4 million and $1.8 million for the nine months ended September 30, 2016 and 2015, respectively.

(4)	Other expense, net - Generally includes write offs of unamortized deferred financing costs associated with the early extinguishment of certain debt instruments.
(5)

Tax benefit of taxable REIT subsidiaries - For the three months ended September 30, 2016, June 30, 2016 and September 30, 2015, the Company recorded a tax benefit of $4.2 million, $2.5 million and $2.6 million, respectively. The current year amounts related to recorded operating losses which include certain transaction and integration costs. The prior year amount related to the reversal of valuation allowances of deferred tax assets, aggregating approximately $3.2 million, which was a result of the purchase of Carpathia. The Company recorded $9.3 million and $5.7 million in tax benefits for the nine months ended September 30, 2016 and 2015, respectively.

(6)

Noncontrolling interest - The noncontrolling ownership interest of QualityTech, LP was 12.4% and 14.3% as of September 30, 2016 and 2015, respectively, with the decrease primarily attributable to the equity issuance in April 2016.

5 QTS Q3 Earnings 2016	Contact: IR@qtsdatacenters.com

Summary of Financial Data

(in thousands, except operating portfolio statistics data and per share data)

This summary includes certain non-GAAP financial measures that management believes are helpful in understanding the Company’s business, as further described in the Appendix.

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
Summary of Results	2016	2016	2015	2016	2015
Total revenue	$103,465	$98,687	$88,890	$296,920	$218,393
Net income	$6,538	$5,807	$8,238	$19,204	$18,795
Fully diluted weighted average shares	55,688	55,575	48,733	53,420	44,182
Net income per basic share	$0.12	$0.11	$0.17	$0.37	$0.43
Net income per diluted share	$0.12	$0.10	$0.17	$0.36	$0.43

Other Data
FFO	$35,031	$32,216	$29,260	$98,975	$70,444
Operating FFO	$37,360	$34,866	$29,536	$105,293	$72,402
Operating FFO per share	$0.67	$0.63	$0.61	$1.97	$1.64
Recognized MRR in the period	$88,688	$84,506	$78,296	$256,356	$188,633
MRR (at period end)	$29,778	$28,872	$26,214	$29,778	$26,214
EBITDA	$41,205	$38,580	$35,581	$118,659	$87,448
Adjusted EBITDA	$47,307	$45,613	$39,131	$135,931	$98,993
NOI	$64,612	$64,021	$56,503	$189,880	$141,680
NOI as a % of revenue	62.4%	64.9%	63.6%	63.9%	64.9%
Adjusted EBITDA as a % of revenue	45.7%	46.2%	44.0%	45.8%	45.3%
General and administrative expenses as a % of revenue	19.3%	21.9%	21.9%	20.8%	21.9%
Annualized ROIC	14.2%	15.1%	15.7%	15.0%	15.7%

	September 30,		December 31,
Balance Sheet Data	2016		2015
Real estate at cost	$1,843,994		$1,583,153
Net investment in real estate	1,548,115		1,343,217
Total assets	1,986,587		1,747,339
Total debt, net of cash and cash equivalents	862,055	(1)	873,763	(1)
Debt to last quarter annualized Adjusted EBITDA	4.6x		5.3x
Debt to undepreciated real estate assets	46.7%	(1)	55.2%	(1)
Debt to Implied Enterprise Value	22.7%	(1)	28.4%	(1)

(1)

In accordance with recent accounting changes, as noted on page 4, certain debt issuance costs have been reclassified from assets to liabilities in the prior period presented above.  In addition, the Company has excluded the Senior Note discount and associated debt issuance costs from the Total Debt line item for both periods presented.  As a result, the amounts referenced above represent the full amount of debt that will be repaid less the amount of cash and cash equivalents on hand.

6 QTS Q3 Earnings 2016	Contact: IR@qtsdatacenters.com

	September 30,		December 31,
Operating Portfolio Statistics	2016		2015
Built out square footage:
Raised floor	1,297,141		1,118,506
Leasable raised floor (1)	1,020,901		839,356
Leased raised floor	904,808		761,166

Total Raw Shell:
Total	5,250,127		4,878,342
Basis-of-design raised floor space (1)	2,343,506		2,184,631

Data center properties	24	(3)	24
Basis of design raised floor % developed	55.4%		51.2%
Data center % occupied	88.6%		90.7%

Data center raised floor % wholly-owned	87.6%	(2)	85.5%	(2)

(1)	See definition in Appendix.
(2)

Amounts assume the Santa Clara facility is not wholly-owned, as it is subject to a long-term ground lease. Had the Santa Clara facility been included as wholly-owned, the percentage of data center raised floor that is wholly-owned by the Company would be 91.9% and 90.5% at September 30, 2016 and December 31, 2015, respectively.

(3)

The number of data center properties has decreased from 25 properties at June 30, 2016 to 24 properties at September 30, 2016 following the Company’s recent decision to exit its Sydney, Australia leased facility.

7 QTS Q3 Earnings 2016	Contact: IR@qtsdatacenters.com

Reconciliations of Return on Invested Capital (ROIC)

(unaudited and in thousands)

Return on Invested Capital (“ROIC”) is a non-GAAP measure that provides additional information to users of the financial statements. Management believes ROIC is a helpful metric for users of the financial statements to gauge the Company's performance against the capital it has invested.

Return on Invested Capital (ROIC)	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2016	2016	2015	2016	2015
NOI (1)	$64,612	$64,021	$56,503	$189,880	$146,180
Annualized NOI	258,448	256,084	226,012	253,173	194,907
Average undepreciated real estate assets and other net fixed assets placed in service (2)	1,817,740	1,692,551	1,441,297	1,693,193	1,242,476
Annualized ROIC	14.2%	15.1%	15.7%	15.0%	15.7%

(1)

Includes facility level G&A allocation charges of 4% of cash revenue for all facilities, with the exception of the leased facilities acquired in 2015, which include G&A expense allocation charges of 10% of cash revenue.  These allocated charges aggregated to $5.2 million, $5.1 million and $4.9 million for the three month periods ended September 30, 2016, June 30, 2016 and September 30, 2015, respectively.

(2)	Calculated by using average quarterly balance of each account.

Calculation of Average Undepreciated Real Estate Assets and other Net Fixed Assets Placed in Service	As of			As of
Undepreciated Real Estate Assets and other	September 30,	June 30,	September 30,	September 30,	September 30,
Net Fixed Assets Placed in Service	2016	2016	2015	2016	2015
Real Estate Assets, net	$1,548,115	$1,501,140	$1,292,597	$1,548,115	$1,292,597
Less: Construction in progress	(320,649)	(316,797)	(353,782)	(320,649)	(353,782)
Plus: Accumulated depreciation	295,879	274,145	222,373	295,879	222,373
Plus: Goodwill	173,843	173,843	174,697	173,843	174,697
Plus: Other fixed assets, net	17,570	15,698	11,007	17,570	11,007
Plus: Acquired intangibles, net	104,458	108,194	88,642	104,458	88,642
Plus: Leasing Commissions, net	30,602	29,438	23,966	30,602	23,966
Total as of period end	$1,849,818	$1,785,661	$1,459,500	$1,849,818	$1,459,500

Average undepreciated real estate assets and other net fixed assets as of reporting period (1)	$1,817,740	$1,692,551	$1,441,297	$1,693,193	$1,242,476

(1)	Calculated by using average quarterly balance of each account.

8 QTS Q3 Earnings 2016	Contact: IR@qtsdatacenters.com

Implied Enterprise Value and

Weighted Average Shares

Implied Enterprise Value as of September 30, 2016:
Total Shares Outstanding:
Class A Common Stock	47,724,646
Class B Common Stock	133,000
Total Shares Outstanding	47,857,646
Units of Limited Partnership (1)	7,397,561
Options to purchase Class A Common Stock (2)	417,703
Fully Diluted Total Shares and Units of Limited Partnership outstanding as of September 30, 2016	55,672,910
Share price as of September 30, 2016	$52.85
Market equity capitalization (in thousands)	$2,942,313
Debt (in thousands)	862,055	(3)
Implied Enterprise Value (in thousands)	$3,804,368

(1)	Includes 630,561 of operating partnership units representing the “in the money” value of Class O LTIP units on an “as if” converted basis as of September 30, 2016.
(2)	Represents options to purchase 417,703 shares of Class A Common Stock of QTS Realty Trust, Inc. representing the “in the money” value of options on an “as if” converted basis as of September 30, 2016.
(3)

Excludes the Senior Note discount and all debt issuance costs reflected as liabilities at September 30, 2016 representing the full amount of debt that will be repaid, less the amount of cash and cash equivalents on hand.

The following table presents the weighted average fully diluted shares for the three and nine months ended September 30, 2016:

	Three Months Ended	Nine Months Ended
	September 30, 2016	September 30, 2016
Weighted average shares outstanding - basic	47,854,516	45,651,421
Effect of Class A and Class RS partnership units (1)	6,767,000	6,787,248
Effect of Class O units on as "as if" converted basis (1)	630,561	596,910
Effect of options to purchase Class A common stock on an "as if" converted basis (2)	435,588	384,747
Weighted average shares outstanding - diluted	55,687,665	53,420,326

(1)	The Class A units, Class RS units and Class O units represent limited partnership interests in the Operating Partnership.
(2)	The average share price for the three and nine months ended September 30, 2016 was $54.40 and $50.10, respectively.

9 QTS Q3 Earnings 2016	Contact: IR@qtsdatacenters.com

Data Center Properties

The following table presents an overview of the portfolio of data center properties that the Company owns or leases, referred to herein as our data center properties, based on information as of September 30, 2016:

			Operating Net Rentable Square Feet (Operating NRSF) (3)
Property	Year Acquired (1)	Gross Square Feet (2)	Raised Floor (4)	Office & Other (5)	Supporting Infrastructure (6)	Total	% Occupied (7)	Annualized Rent (8)		Available Utility Power (MW) (9)	Basis of Design ("BOD") NRSF	Current Raised Floor as a % of BOD
Richmond, VA	2010	1,318,353	167,309	51,093	178,854	397,256	90.4%	$39,348,818		110	557,309	30.0%

Atlanta, GA (Metro)	2006	968,695	452,986	36,953	331,426	821,365	96.3%	$93,228,957		72	527,186	85.9%

Dallas-Fort Worth, TX	2013	698,000	95,614	6,981	77,425	180,020	95.9%	$24,009,556		140	275,701	34.7%

Princeton, NJ	2014	553,930	58,157	2,229	111,405	171,791	100.0%	$9,829,070		22	158,157	36.8%

Suwanee, GA	2005	369,822	185,422	8,697	107,128	301,247	81.9%	$57,128,648		36	208,008	89.1%

Chicago, IL	2014	317,000	14,000	-	18,579	32,579	1.3%	$146,327	(10)	8	133,000	10.5%

Santa Clara, CA*	2007	135,322	55,905	944	45,094	101,943	78.4%	$22,605,220		11	80,940	69.1%

Jersey City, NJ**	2006	122,448	31,503	14,208	41,901	87,612	88.8%	$12,120,955		7	52,744	59.7%

Sacramento, CA	2012	92,644	54,595	2,794	23,916	81,305	47.0%	$12,278,400		8	57,906	94.3%

Piscataway, NJ	2016	360,000	88,820	14,311	91,851	194,982	76.2%	$9,772,733		111	176,000	50.5%

Miami, FL	2008	30,029	19,887	-	6,592	26,479	66.3%	$5,105,508		4	19,887	100.0%

Leased facilities acquired in 2015 ***	2015	166,478	70,450	5,418	32,992	108,860	84.2%	$70,891,274		20	94,175	74.8%

Other	Misc	117,406	2,493	49,337	23,482	75,312	60.4%	$871,845		1	2,493	100.0%

Total		5,250,127	1,297,141	192,965	1,090,645	2,580,751	88.6%	$357,337,311		550	2,343,506	55.4%

(1)	Represents the year a property was acquired or, in the case of a property under lease, the year the Company’s initial lease commenced for the property.
(2)	With respect to the Company’s owned properties, gross square feet represents the entire building area. With respect to leased properties, gross square feet represents that portion of the gross square feet subject to our lease. This includes 292,086 square feet of QTS office and support space, which is not included in operating NRSF.

(3)	Represents the total square feet of a building that is currently leased or available for lease plus developed supporting infrastructure, based on engineering drawings and estimates, but does not include space held for redevelopment or space used for the Company’s own office space.

(4)	Represents management’s estimate of the portion of NRSF of the facility with available power and cooling capacity that is currently leased or readily available to be leased to customers as data center space based on engineering drawings.

(5)	Represents the operating NRSF of the facility other than data center space (typically office and storage space) that is currently leased or available to be leased.
(6)	Represents required data center support space, including mechanical, telecommunications and utility rooms, as well as building common areas.
(7)	Calculated as data center raised floor that is subject to a signed lease for which space is occupied (904,808 square feet as of September 30, 2016), divided by leasable raised floor based on the current configuration of the properties (1,020,901 square feet as of September 30, 2016), expressed as a percentage.

(8)	The Company defines annualized rent as MRR multiplied by 12. The Company calculates MRR as monthly contractual revenue under executed contracts as of a particular date, which includes revenue from the Company’s C1, C2 and C3 rental and cloud and managed services activities, but excludes customer recoveries, deferred set up fees, variable related revenues, non-cash revenues and other one-time revenues. MRR does not include the impact from booked-not-billed contracts as of a particular date, unless otherwise specifically noted. This amount reflects the annualized cash rental payments. It does not reflect the accounting associated with any free rent, rent abatements or future scheduled rent increases and also excludes operating expense and power reimbursements.

(9)	Represents installed utility power and transformation capacity that is available for use by the facility as of September 30, 2016.
(10)	The Chicago, IL facility annualized rent does not include approximately $6 million of annualized rent related to signed but not yet commenced leases which is currently reflected in our booked-not-billed balance.

*        Subject to long-term ground lease.

**      Represents facilities that we lease.

***    Includes 12 facilities.  All facilities are leased, including those subject to capital leases.

10 QTS Q3 Earnings 2016	Contact: IR@qtsdatacenters.com

Redevelopment Costs Summary

(in millions, except NRSF data)

During the third quarter of 2016, the Company brought online approximately 3 megawatts of gross power and approximately 14,000 NRSF of raised floor and customer specific capital at its Chicago and other facilities at an aggregate cost of approximately $56 million. For the nine months ended September 30, 2016, the Company brought online approximately 22 megawatts of gross power and approximately 91,000 NRSF of raised floor and customer specific capital at its Atlanta-Metro, Dallas-Fort Worth, Richmond and Chicago facilities at an aggregate cost of approximately $181 million. The under construction table below summarizes the Company’s outlook for development projects which it expects to complete by December 31, 2016 (in millions).

	Under Construction Costs (1)
Property	Actual (2)	Estimated Cost to Completion (3)	Total	Expected Completion date
Atlanta-Metro	$11	$4	$15	Q4 2016
Atlanta-Suwanee	14	1	15	Q4 2016
Dallas-Fort Worth	15	13	28	Q4 2016
Totals	$40	$18	$58

(1)

In addition to projects currently under construction, the Company’s near-term redevelopment projects are expected to be delivered in a modular manner, and the Company currently expects to invest additional capital to complete these near term projects. The ultimate timing and completion of, and the commitment of capital to, the Company’s future redevelopment projects are within the Company’s discretion and will depend upon a variety of factors, including the actual contracts executed, availability of financing and the Company’s estimation of the future market for data center space in each particular market.

(2)

Actual costs under construction through September 30, 2016. In addition to the $40 million of construction costs incurred through September 30, 2016 for redevelopment expected to be completed by December 31, 2016, as of September 30, 2016 the Company had incurred $281 million of additional costs (including acquisition costs and other capitalized costs) for other redevelopment projects that are expected to be completed after December 31, 2016.

(3)

Represents management’s estimate of the additional costs required to complete the current NRSF under development. There may be an increase in costs if customers’ requirements exceed the Company’s current basis of design.

11 QTS Q3 Earnings 2016	Contact: IR@qtsdatacenters.com

Redevelopment Summary

(in millions, except NRSF data)

The following redevelopment table presents an overview of the Company’s redevelopment pipeline, based on information as of September 30, 2016. This table shows the Company’s ability to increase its raised floor of 1,297,141 square feet as of September 30, 2016 by approximately 1.8 times to 2.3 million square feet.

	Raised Floor NRSF
	Overview as of September 30, 2016
Property	Current NRSF in Service	Under Construction (1)	Future Available (2)	Basis of Design NRSF	Approximate Adjacent Acreage of Land (3)
Richmond	167,309	-	390,000	557,309	111.1
Atlanta-Metro (4)	452,986	-	74,200	527,186	6.0
Dallas-Fort Worth	95,614	12,500	167,587	275,701	29.4
Princeton	58,157	-	100,000	158,157	65.0
Atlanta-Suwanee	185,422	19,000	3,586	208,008	15.4
Santa Clara	55,905	-	25,035	80,940	-
Sacramento	54,595	-	3,311	57,906	-
Jersey City	31,503	-	21,241	52,744	-
Chicago	14,000	-	119,000	133,000	23.0
Miami	19,887	-	-	19,887	-
Leased facilities acquired in 2015	70,450	-	23,725	94,175	-
Piscataway	88,820	-	87,180	176,000	-
Other	2,493	-	-	2,493	-
Totals as of September 30, 2016	1,297,141	31,500	1,014,865	2,343,506	249.9

(1)	Reflects NRSF at a facility for which the initiation of substantial activities has begun to prepare the property for its intended use on or before December 31, 2016.
(2)	Reflects NRSF at a facility for which the initiation of substantial activities has begun to prepare the property for its intended use after December 31, 2016.
(3)

The total cost basis of adjacent land, which is land available for the future development, is approximately $20 million. This is included in land on the Combined Consolidated Balance Sheets. The Basis of Design NRSF does not include any build-out on the adjacent land.

(4)

As seen on the previous page, the Company expects to place in service capital projects at a cost of approximately $15 million in Q4 2016 at its Atlanta-Metro facility, however these capital projects relate to power infrastructure and therefore do not have associated raised floor NRSF that will be placed in service.

12 QTS Q3 Earnings 2016	Contact: IR@qtsdatacenters.com

NOI by Facility and Capital Expenditure Summary

(unaudited and in thousands)

The Company calculates net operating income, or NOI, as net income (loss), excluding: interest expense, interest income, depreciation and amortization, write-off of unamortized deferred financing costs, tax expense (benefit) of taxable REIT subsidiaries, gain (loss) on extinguishment of debt, transaction and integration costs, gain (loss) on sale of real estate, restructuring costs and general and administrative expenses. The Company believes that NOI is another metric that is often utilized to evaluate returns on operating real estate from period to period and also, in part, to assess the value of the operating real estate. The breakdown of NOI by facility is shown below:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2016	2016	2015	2016	2015
Breakdown of NOI by facility:
Atlanta-Metro data center	$20,030	$20,885	$17,964	$60,887	$51,605
Atlanta-Suwanee data center	11,051	11,272	10,376	33,823	30,600
Santa Clara data center	2,961	3,653	3,615	10,378	10,566
Richmond data center	7,850	7,976	5,340	22,428	14,528
Sacramento data center	1,780	2,140	1,870	5,842	5,641
Princeton data center	2,468	2,356	2,331	7,180	6,990
Dallas-Fort Worth data center	5,118	3,914	1,532	11,656	3,743
Leased data centers acquired in 2015	10,487	10,035	12,460	31,937	14,710
Piscataway data center (2)	2,086	670	-	2,756	-
Other facilities	781	1,120	1,015	2,993	3,297
NOI (1)	$64,612	$64,021	$56,503	$189,880	$141,680

(1)

Includes facility level G&A allocation charges of 4% of cash revenue for all facilities, with the exception of the leased facilities acquired in 2015, which include G&A expense allocation charges of 10% of cash revenue.  These allocated charges aggregated to $5.2 million, $5.1 million and $4.9 million for the three month periods ended September 30, 2016, June 30, 2016 and September 30, 2015, respectively.

(2)	Includes results of the Piscataway facility for the period June 6, 2016 through September 30, 2016.

Capital expenditures incurred are summarized as follows:

	Capital Expenditures (1)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Redevelopment	$52,986	$61,345	$135,494	$225,828
Acquisitions (2)	-	-	125,000	335,150
Maintenance capital expenditures	1,731	1,408	2,446	2,034
Other capitalized costs	10,029	6,255	25,860	18,100
Total capital expenditures	$64,746	$69,008	$288,800	$581,112

(1)	Does not include capitalized leasing commissions included in deferred costs or other management-related fixed assets included in other assets.
(2)

The nine months ended September 30, 2016 reflects the total consideration transferred for the purchase of the Piscataway facility on June 6, 2016.  The nine months ended September 30, 2015 reflects the total consideration transferred for the Carpathia acquisition on June 16, 2015 (excluding the assumption of $19.8 million in deferred tax liabilities assumed).

13 QTS Q3 Earnings 2016	Contact: IR@qtsdatacenters.com

Leasing Statistics – Signed Leases

The mix of leasing activity has a significant impact on quarterly rates, both within major product segments and for overall blended leasing rates. The Company’s rate performance will vary quarter to quarter based on the mix of deals leased – C1 Custom Data Center, C2 Colocation (Cabinet, Cage and Suite), and C3 Cloud and Managed Services categories all vary on a rate per square foot basis. The amounts below include renewals when there was a change in square footage rented, and renewals where C3 dedicated server cloud customers had shifts in their MRR related to their use of fully depreciated equipment. The amounts below exclude renewals where square footage remained consistent before and after renewal. (See renewal table on page 16 for such renewals).

During the third quarter of 2016, the Company signed 451 new and modified leases aggregating to $29.0 million of annualized rent which includes new leased revenue plus revenue from modified renewals. Removing annualized modified renewal MRR and deducting period downgrades results in $14.5 million in incremental annualized rent for the quarter, which is a 55% increase over the prior four quarter average. This growth was driven by the C1 and C2/C3 aspects of the QTS platform. Pricing of deals signed during the quarter was slightly above the prior four quarter average primarily due to higher C1 pricing and a larger mix of C2/C3 deals during the quarter.

Annualized Rent of New and Modified Leases represents total MRR associated with all new and modified leases for the respective periods for the purposes of computing annualized rent rates per square foot during the period. Incremental Annualized Rent, Net of Downgrades reflects net incremental MRR signed during the period for purposes of tracking incremental revenue contribution.

	Period	Number of Leases	Total Leased sq ft	Annualized Rent per Leased sq ft	Annualized Rent of New and Modified Leases	Incremental Annualized Rent, Net of Downgrades

New/modified leases signed - Total	Q3 2016	451	40,607	$714	$28,977,588	$14,502,971
	P4QA*	396	29,457	649	19,107,784	9,327,141
	Q2 2016	410	41,251	625	25,787,118	13,310,055
	Q1 2016	367	47,262	434	20,503,532	8,566,303
	Q4 2015	357	21,801	801	17,471,080	9,849,694
	Q3 2015	448	7,513	1,686	12,669,407	5,582,511

New/modified leases signed - C1	Q3 2016	38	23,671	$416	$9,836,040
	P4QA*	20	19,396	273	5,302,939
	Q2 2016	23	28,018	265	7,429,308
	Q1 2016	16	38,960	240	9,361,740
	Q4 2015	20	10,476	373	3,910,932
	Q3 2015	20	128	3,983	509,776

New/modified leases signed - C2/C3	Q3 2016	413	16,936	$1,130	$19,141,548
	P4QA*	376	10,061	1,372	13,804,845
	Q2 2016	387	13,233	1,387	18,357,810
	Q1 2016	351	8,302	1,342	11,141,792
	Q4 2015	337	11,325	1,197	13,560,148
	Q3 2015	428	7,385	1,647	12,159,631

*	Average of prior 4 quarters

NOTE: Figures above do not include cost recoveries. In general, C1 customers reimburse the Company for certain operating costs whereas C2/C3 customers are on a gross lease basis. As a result, pricing and resulting per square foot rates for C2/C3 customers includes the recovery of such operating costs.

14 QTS Q3 Earnings 2016	Contact: IR@qtsdatacenters.com

The following table outlines the booked-not-billed (“BNB”) balance as of September 30, 2016 and how that will affect revenue in 2016 and subsequent years:

Booked-not-billed ("BNB")	2016	2017	Thereafter	Total
MRR	$1,173,587	$1,688,161	$1,372,979	$4,234,727
Incremental revenue (1)	2,530,025	12,058,273	16,475,745
Annualized revenue (2)	14,083,045	20,257,930	16,475,745	50,816,720

(1)	Incremental revenue represents the expected amount of recognized MRR in the period based on when the booked-not-billed leases commence throughout the period.
(2)

Annualized revenue represents the booked-not-billed MRR multiplied by 12, demonstrating how much recognized MRR might have been recognized if the booked-not-billed leases commencing in the period were in place for an entire year.

The Company estimates the remaining cost to provide the space, power, connectivity and other services to the customer contracts which had not billed as of September 30, 2016 to be approximately $35 million. This estimate generally includes C1 customers with newly contracted space of more than 3,300 square feet. The space, power, connectivity and other services provided to customers that contract for smaller amounts of space is generally provided by existing space which was previously developed.

15 QTS Q3 Earnings 2016	Contact: IR@qtsdatacenters.com

Leasing Statistics – Renewed Leases and Rental Churn

The mix of leasing activity has a significant impact on quarterly rates, both within major product segments and for overall blended renewal rates. The Company’s rate performance will vary quarter to quarter based on the mix of deals leased – C1 Custom Data Center, C2 Colocation, and C3 Cloud and Managed Services categories all vary on a rate per square foot basis.

Consistent with the Company’s 3C strategy and business model, the renewal rates below reflect total MRR per square foot including all subscribed services. For comparability, the Company includes only those customers that have maintained consistent space footprints in the computations below. All customers with space changes are incorporated into new/modified leasing statistics and rates.

The overall blended rate for renewals signed in the third quarter of 2016 was 0.8% higher than the rates for those customers immediately prior to renewal. The Company believes that renewal rates will generally increase in the low to mid-single digits.

Rental Churn (which the Company defines as MRR lost to a customer intending to fully exit the platform compared to total MRR at the beginning of the period) was 1.1% for the third quarter of 2016 and 4.8% for the nine months ended September 30, 2016.

	Period	Number of renewed leases	Total Leased sq ft	Annualized rent per leased sq ft	Annualized Rent	Rent Change (1)

Renewed Leases - Total	Q3 2016	94	8,871	$1,204	$10,681,272	0.8%
	P4QA*	75	12,017	864	10,385,507	-0.4%
	Q2 2016	82	9,719	739	7,183,415	2.0%
	Q1 2016	59	16,705	950	15,871,969	-3.7%	**
	Q4 2015	71	9,306	1,002	9,329,194	2.3%
	Q3 2015	89	12,338	742	9,157,450	0.9%

Renewed Leases - C1	Q3 2016	-	-	$-	$-	0.0%
	P4QA*	1	1,850	266	491,258	9.7%
	Q2 2016	-	-	-	-	0.0%
	Q1 2016	-	-	-	-	0.0%
	Q4 2015	1	4,200	241	1,013,852	3.0%
	Q3 2015	3	3,200	297	951,180	17.9%

Renewed Leases - C2/C3	Q3 2016	94	8,871	$1,204	$10,681,272	0.8%
	P4QA*	74	10,167	973	9,894,249	-0.9%
	Q2 2016	82	9,719	739	7,183,415	2.0%
	Q1 2016	59	16,705	950	15,871,969	-3.7%	**
	Q4 2015	70	5,106	1,629	8,315,343	2.2%
	Q3 2015	86	9,138	898	8,206,270	-0.7%

*	Average of prior 4 quarters

**The decline in the renewal rate of 3.7% was due to changes in product mix by two customers that renewed. If the renewals related to those customers were excluded from the renewal base, rates would have been consistent with pre-renewal rates.

(1)	Calculated as the percentage change of the rent per square foot immediately before renewal when compared to the rent per square foot immediately after renewal.

16 QTS Q3 Earnings 2016	Contact: IR@qtsdatacenters.com

Leasing Statistics – Commenced Leases

The mix of leasing activity across C1, C2 and C3 has significant impact on quarterly rates, both within major product segments and for overall blended commencement rates. The Company’s rate performance will vary quarter to quarter based on the mix of deals leased. C1 Custom Data Center, C2 Colocation, and C3 Cloud and Managed Services categories all vary on a rate per square foot basis.

During the third quarter of 2016, the Company commenced customer leases (which includes both new customers and existing customers that modified their lease terms) representing approximately $29.8 million of annualized rent. This compares to customer leases representing an aggregate trailing four quarter average of approximately $35.7 million of annualized rent. Average pricing on QTS commenced leases during the third quarter of 2016 increased compared to the prior four quarter average due to the change in pricing of both C1 and C2/C3 products being greater than the prior four quarter average. The increase was attributable to a mix of slightly smaller C1 customers and more cloud and managed services being attached to C2/C3 commencements.

	Period	Number of leases	Total Leased sq ft	Annualized rent per leased sq ft	Annualized Rent

Leases commenced - Total	Q3 2016	404	39,889	$746	$29,775,672
	P4QA*	479	58,354	611	35,668,235
	Q2 2016	409	53,503	513	27,449,191
	Q1 2016	411	49,858	776	38,666,890
	Q4 2015	446	52,783	733	38,669,556
	Q3 2015	651	77,273	490	37,887,304

Leases commenced - C1	Q3 2016	20	27,800	$268	$7,453,500
	P4QA*	24	35,044	216	7,560,419
	Q2 2016	21	38,818	232	9,020,640
	Q1 2016	21	17,540	225	3,941,117
	Q4 2015	21	40,618	233	9,457,608
	Q3 2015	33	43,199	181	7,822,312

Leases commenced - C2/C3	Q3 2016	384	12,089	$1,846	$22,322,172
	P4QA*	455	23,311	1,206	28,107,816
	Q2 2016	388	14,685	1,255	18,428,551
	Q1 2016	390	32,318	1,075	34,725,773
	Q4 2015	425	12,165	2,401	29,211,948
	Q3 2015	618	34,074	882	30,064,992

*	Average of prior 4 quarters

17 QTS Q3 Earnings 2016	Contact: IR@qtsdatacenters.com

Lease Expirations

C1 leases are typically 5-10 years with the majority of C1 lease expirations occurring in 2017 and beyond. C2/C3 leases are typically 3 years in duration, with the majority of C2/C3 lease expirations occurring in 2017 and 2018. The following table sets forth a summary schedule of the lease expirations as of September 30, 2016 at the properties in the Company’s portfolio. Unless otherwise stated in the footnotes, the information set forth in the table assumes that customers exercise no renewal options and all early termination rights are exercised:

Year of Lease Expiration	Number of Leases Expiring (1)	Total Raised Floor of Expiring Leases (4)	% of Portfolio Leased Raised Floor	Annualized Rent (2)	% of Portfolio Annualized Rent	C1 as % of Portfolio Annualized Rent	C2 as % of Portfolio Annualized Rent	C3 as % of Portfolio Annualized Rent
Month-to-Month (3)	326	14,057	2%	$9,983,967	3%	1%	1%	1%
2016	575	15,235	2%	23,594,254	7%	0%	4%	3%
2017	1,429	161,781	17%	107,499,735	30%	6%	19%	5%
2018	1,089	273,716	30%	92,899,277	26%	11%	10%	5%
2019	485	34,005	4%	31,441,798	9%	1%	6%	2%
2020	149	45,139	5%	20,175,097	5%	2%	2%	1%
After 2020	134	355,375	40%	71,743,183	20%	19%	1%	0%

Portfolio Total	4,187	899,308	100%	$357,337,311	100%	40%	43%	17%

(1)	Represents each agreement with a customer signed as of September 30, 2016 for which billing has commenced; a lease agreement could include multiple spaces and a customer could have multiple leases.
(2)

Annualized rent is presented for leases commenced as of September 30, 2016. The Company defines annualized rent as MRR multiplied by 12. The Company calculates MRR as monthly contractual revenue under signed leases as of a particular date, which includes revenue from our C1, C2 and C3 rental and cloud and managed services activities, but excludes customer recoveries, deferred set-up fees, variable related revenues, non-cash revenues and other one-time revenues. MRR does not include the impact from booked-not-billed leases as of a particular date, unless otherwise specifically noted. This amount reflects the annualized cash rental payments. It does not reflect the accounting associated with any free rent, rent abatements or future scheduled rent increases and also excludes operating expense and power reimbursements.

(3)	Consists of customers whose leases expired prior to September 30, 2016 and have continued on a month-to-month basis.
(4)	The total raised floor of expiring leases excludes 5,500 square feet associated with an acquired customer lease in our Piscataway, NJ facility treated as non-recurring revenue.

18 QTS Q3 Earnings 2016	Contact: IR@qtsdatacenters.com

Largest Customers

As of September 30, 2016, the Company’s portfolio was leased to over 1,000 customers comprised of companies of all sizes representing an array of industries, each with unique and varied business models and needs. The following table sets forth information regarding the ten largest customers in the portfolio based on annualized rent as of September 30, 2016 (does not include rents or maturities associated with booked-not-billed customers or ramps for existing customers which have not yet commenced billing):

Principal Customer Industry	Product	Number of Locations	Annualized Rent (1)	% of Portfolio Annualized Rent	Weighted Average Remaining Lease Term (Months) (2)
Internet	C1	2	$ 45,641,124	12.8%	54
Information Technology	C1, C3	3	12,326,404	3.5%	90
Information Technology	C1	2	12,241,394	3.4%	92
Technology	C2, C3	4	9,911,160	2.8%	11
Internet	C1	1	9,644,400	2.7%	25
Government	C2	2	9,405,960	2.6%	4
Retail	C3	2	7,829,722	2.2%	18
Technology	C2, C3	5	7,286,112	2.0%	16
Information Technology	C1	1	5,935,800	1.7%	66
Information Technology	C2, C3	6	5,892,822	1.6%	9
Total / Weighted Average			$ 126,114,898	35.3%	46

(1)

Annualized rent is presented for leases commenced as of September 30, 2016. We define annualized rent as MRR multiplied by 12. We calculate MRR as monthly contractual revenue under signed leases as of a particular date, which includes revenue from our C1, C2 and C3 rental and cloud and managed services activities, but excludes customer recoveries, deferred set-up fees, variable related revenues, non-cash revenues and other one-time revenues. MRR does not include the impact from booked-not-billed leases as of a particular date. This amount reflects the annualized cash rental payments. It does not reflect any free rent, rent abatements or future scheduled rent increases and also excludes operating expense and power reimbursements.

(2)	Weighted average based on customer’s percentage of total annualized rent expiring and is as of September 30, 2016.

19 QTS Q3 Earnings 2016	Contact: IR@qtsdatacenters.com

Industry Segmentation

The following table sets forth information relating to the industry segmentation as of September 30, 2016:

As of September 30, 2016
Industry Segmentation - % Contracted MRR

Retail
6%
Communications
4%
Government
3%
Banking
3%
Telecommunications
6%
Healthcare
3%
Finance
3%
Consulting
14%
Electronics
1%
Insurance
2%
Other
16%
Technology
39%
Technology
Consulting
Telecommunications
Retail
Communications
Government
Banking
Healthcare
Finance
Electronics
Insurance
Other

As of September 30, 2016
Industry Segmentation - % Contracted MRR
Retail 6%
Communications 4%
Government 3%
Banking 3%
Telecommunications 6%
Healthcare 3%
Consulting 14%
Finance 3%
Electronics 1%
Insurance 2%
Other 16%
Technology 39%
Technology
Consulting
Telecommunications
Retail
Communications
Government
Banking
Healthcare
Finance
Electronics
Insurance
Other

As of September 30, 2016
Industry Segmentation - % Contracted MRR

Retail 6%
Communications 4%
Government 3%
Banking 3%
Telecommunications 6%
Healthcare 3%
Finance 3%
Consulting 14%
Electronics 1%
Insurance 2%
Other 16%
Technology 39%
Technology
Consulting
Telecommunications
Retail
Communications
Government
Banking
Healthcare
Finance
Electronics
Insurance
Other

The following table sets forth information relating to the industry segmentation as of December 31, 2015:

As of December 31, 2015 (1)
Industry Segmentation - % Contracted MRR

Retail 5%
Communications 6%
Government 4%
Banking 3%
Healthcare 2%
Finance 4%
Electronics 3%
Insurance 2%
Other 14%
Technology 34%
Consulting 15%
Telecommunications 8%
Technology
Consulting
Telecommunications
Retail
Communications
Government
Banking
Healthcare
Finance
Electronics
Insurance
Other

(1)

Subsequent to December 31, 2015, industries of certain customers have been refined and reclassified. As such, the industry segmentation table as of December 31, 2015 has been conformed to these new classifications.

20 QTS Q3 Earnings 2016	Contact: IR@qtsdatacenters.com

 Product Diversification

The following table sets forth information relating to the distribution of leases at the properties, by type of product offering, as of September 30, 2016:

(1)

As of September 30, 2016, C1 customers renting at least 6,600 square feet represented $115.9 million of annualized C1 MRR, C1 customers renting 3,300 square feet to 6,599 square feet represented $14.1 million of annualized C1 MRR, and C1 customers renting below 3,300 square feet represented $12.4 million of annualized C1 MRR. As of September 30, 2016, C1 customers’ median used square footage was 4,600 square feet.

The following table sets forth information relating to the distribution of leases at the properties, by type of product offering, as of December 31, 2015:

(1)

As of December 31, 2015, C1 customers renting at least 6,600 square feet represented $91.0 million of annualized C1 MRR, C1 customers renting between 3,300 and 6,599 square feet represented $8.5 million of annualized C1 MRR, and C1 customers renting below 3,300 square feet represented $12.2 million of annualized C1 MRR. As of December 31, 2015, C1 customers’ median used square footage was 4,000 square feet.

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Debt Summary and Debt Maturities

(in thousands)

	Weighted Average		Outstanding Balance as of:
	Coupon Interest Rate at		September 30,	December 31,
	September 30, 2016	Maturities	2016	2015
Unsecured Credit Facility
Revolving Credit Facility	2.07%	December 17, 2019	$232,000	$224,002
Term Loan I	2.02%	December 17, 2020	150,000	150,000
Term Loan II	2.03%	April 27, 2021	150,000	150,000
Senior Notes (1)	5.88%	August 1, 2022	300,000	300,000
Capital Lease and Lease Financing Obligations	3.45%	2017 - 2025	41,825	49,761
Total	3.43%		$873,825	$873,763

(1)	Excludes the Senior Note discount and debt issuance costs reflected as liabilities at September 30, 2016.

Scheduled debt maturities as of September 30, 2016:

Debt instruments	2016	2017	2018	2019	2020	Thereafter	Total
Unsecured Credit Facility	$-	$-	$-	$232,000	$150,000	$150,000	$532,000
Senior Notes (1)	-	-	-	-	-	300,000	300,000
Capital Lease and Lease Financing Obligations	3,117	12,944	9,370	2,844	2,190	11,360	41,825
Total	$3,117	$12,944	$9,370	$234,844	$152,190	$461,360	$873,825

(1)	Excludes the Senior Note discount and all debt issuance costs reflected as liabilities at September 30, 2016.

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Interest Summary

(unaudited and in thousands)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2016	2015	2015	2016	2015
Interest expense and fees	$7,777	$7,153	$7,279	$22,815	$20,117
Amortization of deferred financing costs and bond discount	880	877	849	2,634	2,552
Capitalized interest (1)	(2,478)	(3,156)	(2,710)	(8,415)	(7,110)
Total interest expense	$6,179	$4,874	$5,418	$17,034	$15,559

(1)

The weighted average interest rate for the three months ended September 30, 2016, June 30, 2016, and September 30, 2015 was 3.98%, 4.27%, and 4.04%, respectively. As of September 30, 2016 and December 31, 2015 our weighted average coupon interest rate was 3.43% and 3.31%, respectively.

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Appendix

Non-GAAP Financial Measures

This document includes certain non-GAAP financial measures that management believes are helpful in understanding the Company’s business, as further described below.

The Company considers the following non-GAAP financial measures to be useful to investors as key supplemental measures of the Company’s performance: (1) FFO; (2) Operating FFO; (3) Adjusted Operating FFO; (4) MRR; (5) NOI; (6) EBITDA; and (7) Adjusted EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss and cash flows from operating activities as a measure of the Company’s operating performance. FFO, Operating FFO, Adjusted Operating FFO, MRR, NOI, EBITDA and Adjusted EBITDA, as calculated by us, may not be comparable to FFO, Operating FFO, Adjusted Operating FFO, MRR, NOI, EBITDA and Adjusted EBITDA as reported by other companies that do not use the same definition or implementation guidelines or interpret the standards differently from us.

Definitions

C1 – Custom Data Center. Power costs are passed on to customers (metered power); generally 3,000 square feet or more of raised floor; lease term of 5 to 10 years; customers are large corporations, government agencies, and global Internet businesses.

C2 – Colocation. Power overages charged separately; specified kW included in lease; up to 3,000 square feet of raised floor; lease term of up to 3 years; customers are large corporations, small and medium businesses and government agencies.

C3 – Cloud and Managed Services. Power bundled with service; small amounts of space; customers rent managed virtual servers; lease term up to 3 years; customers are large corporations, small and medium businesses and government agencies.

Booked-not-billed (“BNB”). The Company defines booked-not-billed as customer leases that have been signed, but for which lease payments have not yet commenced.

Leasable raised floor. The Company defines leasable raised floor as the amount of raised floor square footage that the Company has leased plus the available capacity of raised floor square footage that is in a leasable format as of a particular date and according to a particular product configuration. The amount of leasable raised floor may change even without completion of new redevelopment projects due to changes in the Company’s configuration of C1, C2 and C3 product space.

Basis-of-design floor space. The Company defines basis-of-design floor space as the total data center raised floor potential of its existing data center facilities.

Operating NRSF. Represents the total square feet of a building that is currently leased or available for lease plus developed supporting infrastructure, based on engineering drawings and estimates, but does not include space held for redevelopment or space used for the Company’s own office space.

The Company. Refers to QTS Realty Trust, Inc., a Maryland corporation, together with its consolidated subsidiaries, including QualityTech, LP.

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FFO, Operating FFO and Adjusted Operating FFO

The Company considers funds from operations (“FFO”), to be a supplemental measure of its performance which should be considered along with, but not as an alternative to, net income (loss) and cash provided by operating activities as a measure of operating performance. The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), adjusted to exclude gains (or losses) from sales of property, real estate-related depreciation and amortization and similar adjustments for unconsolidated partnerships and joint ventures. The Company’s management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

Due to the volatility and nature of certain significant charges and gains recorded in the Company’s operating results that management believes are not reflective of its core operating performance, management computes an adjusted measure of FFO, which the Company refers to as Operating FFO. The Company generally calculates Operating FFO as FFO excluding certain non-routine charges and gains and losses that management believes are not indicative of the results of the Company’s operating real estate portfolio. The Company believes that Operating FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and, to the extent they calculate Operating FFO on a comparable basis, between REITs.

Adjusted Operating Funds From Operations (“Adjusted Operating FFO”) is a non-GAAP measure that is used as a supplemental performance measure and to provide additional information to users of the financial statements. The Company calculates Adjusted Operating FFO by adding or subtracting from Operating FFO items such as: maintenance capital investment, paid leasing commissions, amortization of deferred financing costs and bond discount, non-real estate depreciation, straight line rent adjustments, deferred taxes and non-cash compensation.

The Company offers these measures because it recognizes that FFO, Operating FFO and Adjusted Operating FFO will be used by investors as a basis to compare its operating performance with that of other REITs. However, because FFO, Operating FFO and Adjusted Operating FFO exclude real estate depreciation and amortization and capture neither the changes in the value of the Company’s properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of its properties, all of which have real economic effect and could materially impact its financial condition, cash flows and results of operations, the utility of FFO, Operating FFO and Adjusted Operating FFO as measures of its operating performance is limited. The Company’s calculation of FFO may not be comparable to measures calculated by other companies that do not use the NAREIT definition of FFO or do not calculate FFO in accordance with NAREIT guidance. In addition, the Company’s calculations of FFO, Operating FFO and Adjusted Operating FFO are not necessarily comparable to FFO, Operating FFO and Adjusted Operating FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from us. FFO, Operating FFO and Adjusted Operating FFO are non-GAAP measures and should not be considered a measure of the Company’s results of operations or liquidity or as a substitute for, or an alternative to, net income (loss), cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund its cash needs, including its ability to make distributions to its stockholders.

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	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2016	2016	2015	2016	2015
FFO
Net income	$6,538	$5,807	$8,238	$19,204	$18,795
Real estate depreciation and amortization	28,493	26,409	21,022	79,771	51,649
FFO	35,031	32,216	29,260	98,975	70,444

Write off of unamortized deferred finance costs	-	-	-	-	83
Integration costs	3,355	3,026	1,360	8,434	1,783
Transaction costs	110	807	122	951	4,473
Tax benefit associated with transaction and integration costs	(1,136)	(1,183)	(1,206)	(3,067)	(1,206)
Non-cash reversal of deferred tax asset valuation allowance	-	-	-	-	(3,175)
Operating FFO *	37,360	34,866	29,536	105,293	72,402

Maintenance Capex	(1,731)	(380)	(1,408)	(2,446)	(2,034)
Leasing commissions paid	(4,402)	(3,388)	(3,005)	(13,597)	(9,871)
Amortization of deferred financing costs and bond discount	879	877	849	2,633	2,552
Non real estate depreciation and amortization	4,207	3,946	3,463	11,923	7,086
Straight line rent revenue and expense and other	(957)	(3,243)	(479)	(5,810)	(2,004)
Tax benefit from operating results	(3,075)	(1,271)	(1,354)	(6,203)	(1,354)
Equity-based compensation expense	2,637	3,200	2,068	7,887	5,206
Adjusted Operating FFO *	$34,918	$34,607	$29,670	$99,680	$71,983

Fully diluted weighted average shares	55,688	55,575	48,733	53,420	44,182
Operating FFO per share	$0.67	$0.63	$0.61	$1.97	$1.64

*

The Company’s calculations of Operating FFO and Adjusted Operating FFO may not be comparable to Operating FFO and Adjusted Operating FFO as calculated by other REITs that do not use the same definition.

Monthly Recurring Revenue (MRR)

The Company calculates MRR as monthly contractual revenue under signed leases as of a particular date, which includes revenue from its C1, C2 and C3 rental and cloud and managed services activities, but excludes customer recoveries, deferred set-up fees, variable related revenues, non-cash revenues and other one-time revenues. MRR does not include the impact from booked-not-billed leases as of a particular date, unless otherwise specifically noted.

Separately, the Company calculates recognized MRR as the recurring revenue recognized during a given period, which includes revenue from its C1, C2 and C3 rental and cloud and managed services activities, but excludes customer recoveries, deferred set up fees, variable related revenues, non-cash revenues and other one-time revenues.

Management uses MRR and recognized MRR as supplemental performance measures because they provide useful measures of increases in contractual revenue from the Company’s customer leases. MRR and recognized MRR should not be viewed by investors as alternatives to actual monthly revenue, as determined in accordance with GAAP. Other companies may not calculate MRR or recognized MRR in the same manner. Accordingly, the Company’s MRR and recognized MRR may not be comparable to other companies’ MRR and recognized MRR. MRR and recognized MRR should be considered only as supplements to total revenues as a measure of its performance. MRR and recognized MRR should not be used as measures of the Company’s results of operations or liquidity, nor is it indicative of funds available to meet its cash needs, including its ability to make distributions to its stockholders.

26 QTS Q3 Earnings 2016	Contact: IR@qtsdatacenters.com

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2016	2016	2015	2016	2015
Recognized MRR in the period
Total period revenues (GAAP basis)	$103,465	$98,687	$88,890	$296,920	$218,393
Less: Total period recoveries	(8,703)	(6,168)	(6,158)	(20,306)	(17,404)
Total period deferred setup fees	(2,377)	(2,256)	(1,477)	(6,536)	(4,135)
Total period straight line rent and other	(3,697)	(5,757)	(2,959)	(13,722)	(8,221)
Recognized MRR in the period	88,688	84,506	78,296	256,356	188,633

MRR at period end
Total period revenues (GAAP basis)	$103,465	$98,687	$88,890	$296,920	$218,393
Less: Total revenues excluding last month	(69,427)	(64,520)	(59,455)	(262,882)	(188,958)
Total revenues for last month of period	34,038	34,167	29,435	34,038	29,435
Less: Last month recoveries	(2,398)	(2,805)	(1,661)	(2,398)	(1,661)
Last month deferred setup fees	(828)	(756)	(269)	(828)	(269)
Last month straight line rent and other	(1,034)	(1,734)	(1,291)	(1,034)	(1,291)
MRR at period end	$29,778	$28,872	$26,214	$29,778	$26,214

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA

The Company calculates EBITDA as net income (loss) adjusted to exclude interest expense and interest income, provision (benefit) for income taxes (including income taxes applicable to sale of assets) and depreciation and amortization. Management believes that EBITDA is useful to investors in evaluating and facilitating comparisons of the Company’s operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base charges (primarily depreciation and amortization) from its operating results.

In addition to EBITDA, the Company calculates an adjusted measure of EBITDA, which it refers to as Adjusted EBITDA, as EBITDA excluding write off of unamortized deferred financing costs, gains (losses) on extinguishment of debt, transaction and integration costs, equity-based compensation expense, restructuring costs and gain (loss) on sale of real estate. The Company believes that Adjusted EBITDA provides investors with another financial measure that can facilitate comparisons of operating performance between periods and between REITs.

Management uses EBITDA and Adjusted EBITDA as supplemental performance measures as they provide useful measures of assessing the Company’s operating results. Other companies may not calculate EBITDA or Adjusted EBITDA in the same manner. Accordingly, the Company’s EBITDA and Adjusted EBITDA may not be comparable to others. EBITDA and Adjusted EBITDA should be considered only as supplements to net income (loss) as measures of the Company’s performance and should not be used as substitutes for net income (loss), as measures of its results of operations or liquidity or as an indications of funds available to meet its cash needs, including its ability to make distributions to its stockholders.

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	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2016	2016	2015	2016	2015
EBITDA and Adjusted EBITDA
Net income	$6,538	$5,807	$8,238	$19,204	$18,795
Interest expense	6,179	4,874	5,418	17,034	15,559
Interest income	(1)	(2)	(1)	(3)	(2)
Tax benefit of taxable REIT subsidiaries	(4,210)	(2,454)	(2,560)	(9,269)	(5,695)
Depreciation and amortization	32,699	30,355	24,486	91,693	58,791
EBITDA	41,205	38,580	35,581	118,659	87,448

Write off of unamortized deferred finance costs	-	-	-	-	83
Equity-based compensation expense	2,637	3,200	2,068	7,887	5,206
Integration costs	3,355	3,026	1,360	8,434	1,783
Transaction costs	110	807	122	951	4,473
Adjusted EBITDA	$47,307	$45,613	$39,131	$135,931	$98,993

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Net Operating Income (NOI)

The Company calculates net operating income (“NOI”) as net income (loss), excluding: interest expense, interest income, tax expense (benefit) of taxable REIT subsidiaries, depreciation and amortization, write off of unamortized deferred financing costs, gain (loss) on extinguishment of debt, transaction and integration costs, gain (loss) on sale of real estate, restructuring costs and general and administrative expenses. The Company believes that NOI is another metric that is often utilized to evaluate returns on operating real estate from period to period and also, in part, to assess the value of the operating real estate. A reconciliation of net income (loss) to NOI is presented below:

	Three Months Ended				Nine Months Ended
	September 30,	June 30,	September 30,		September 30,
	2016	2016	2015		2016	2015
Net Operating Income (NOI)
Net income	$6,538	$5,807	$8,238		$19,204	$18,795
Interest expense	6,179	4,874	5,418		17,034	15,559
Interest income	(1)	(2)	(1)		(3)	(2)
Depreciation and amortization	32,699	30,355	24,486		91,693	58,791
Write off of unamortized deferred finance costs	-	-	-	-	-	83
Tax benefit of taxable REIT subsidiaries	(4,210)	(2,454)	(2,560)		(9,269)	(5,695)
Integration costs	3,355	3,026	1,360		8,434	1,783
Transaction costs	110	807	122		951	4,473
General and administrative expenses	19,942	21,608	19,440		61,836	47,893
NOI (1)	$64,612	$64,021	$56,503		$189,880	$141,680
Breakdown of NOI by facility:
Atlanta-Metro data center	$20,030	$20,885	$17,964		$60,887	$51,605
Atlanta-Suwanee data center	11,051	11,272	10,376		33,823	30,600
Santa Clara data center	2,961	3,653	3,615		10,378	10,566
Richmond data center	7,850	7,976	5,340		22,428	14,528
Sacramento data center	1,780	2,140	1,870		5,842	5,641
Princeton data center	2,468	2,356	2,331		7,180	6,990
Dallas-Fort Worth data center	5,118	3,914	1,532		11,656	3,743
Leased data centers acquired in 2015	10,487	10,035	12,460		31,937	14,710
Piscataway data center (2)	2,086	670	-		2,756	-
Other facilities	781	1,120	1,015		2,993	3,297
NOI (1)	$64,612	$64,021	$56,503		$189,880	$141,680

(1)

Includes facility level G&A allocation charges of 4% of cash revenue for all entities, with the exception of the leased facilities acquired in 2015, which include G&A expense allocation charges of 10% of cash revenue.  These allocated charges aggregated to $5.2 million, $5.1 million and $4.9 million for the three month periods ended September 30, 2016, June 30, 2016 and September 30, 2015, respectively.

(2)	Includes results of the Piscataway facility for the period June 6, 2016 through September 30, 2016.

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